As filed with the Securities and Exchange Commission on August 27, 1998

                                      Securities Act File No. ________
                                      Investment Company Act File No. 811-8388

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------


                                    FORM N-2
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 |_|
                         PRE-EFFECTIVE AMENDMENT NO. |_|
                        POST-EFFECTIVE AMENDMENT NO. |_|
                                     AND/OR
       REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 |_|
                               AMENDMENT NO. 5 |X|

                        (check appropriate box or boxes)
                      ------------------------------------


                     MORGAN STANLEY ASIA-PACIFIC FUND, INC.
              (Formerly Morgan Stanley Asia Investment Fund, Inc.)
               (Exact Name of Registrant as Specified in Charter)
                           1221 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10020

                    (Address of Principal Executive Offices)
       Registrant's Telephone Number, including Area Code: (212) 762-7500

                      ------------------------------------


                             HAROLD J. SCHAAFF, JR.
                     THE LATIN AMERICAN DISCOVERY FUND, INC.
                    C/O MORGAN STANLEY ASSET MANAGEMENT INC.
                           1221 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10020

                     (Name and Address of Agent for Service)

                      ------------------------------------


                                 With copies to:

                          LEONARD B. MACKEY, JR., ESQ.
                               Rogers & Wells LLP
                                 200 Park Avenue
                            New York, New York 10166
                                 (212) 878-8000

                                   ----------

                                EXPLANATORY NOTE

This filing is made solely for the purpose of filing as an Exhibit the Amended and Restated By-Laws of Morgan Stanley Asia-Pacific Fund, Inc.

                            PART C--OTHER INFORMATION

ITEM 24.          Financial Statements and Exhibits

     (1)    Financial Statements

            (i)      -     Statement of Net Assets as of December 31, 1995*
            (ii)     -     Statement of Operations for the year ended December
                           31, 1995*
            (iii)    -     Statement of Changes in Net Assets for the period
                           from August 2, 1994 to
                           December 31, 1994 and the year ended December 31,
                           1995
            (iv)     -     Financial Highlights for the period from August 2,
                           1994 to December 31, 1994
                           and the year ended December 31, 1995* and 1994*
            (v)      -     Notes to Financial Statements*
            (vi)     -     Report of Independent Accountants*


         Statements, schedules and historical information other than those listed above have been omitted since they are either not applicable, or not required or the required information is shown in the financial statements or notes thereto.


* Incorporated by reference to the Fund's Annual Report for the Year Ended December 31, 1995 filed on March 7, 1996.

         (2)      Exhibits

                  (a)      (1)      -   Articles of Incorporation*
                           (2)      -   Articles of Amendment**
                           (3)      -   Articles of Amendment***
                  (b)               -   Amended and Restated By-Laws+
                  (c)               -   Not applicable
                  (d)      (1)      -   Specimen certificate for Common Stock,
                                        par value $.01 per share***
                           (2)      -   Form of Subscription Certificate
                                        (included on pages A-1 to A-2
                                        of the Prospectus forming part of this
                                        Registration Statement)*****
                           (3)      -   Form  of  Notice  of  Guaranteed
                                        Delivery  (included  on pages B-1 to
                                        B-2 of the  Prospectus  forming part
                                        of this Registration Statement)*****
                           (4)      -   Form   of    Nominee    Holder
                                        Over-Subscription    Exercise   Form
                                        (included on pages C-1 to C-2 of the
                                        Prospectus   forming  part  of  this
                                        Registration Statement)*****
                           (5)      -   Form of Subscription Agent Agreement****
                           (6)      -   Form of Information Agent Agreement****
                  (e)               -   Dividend Reinvestment and Cash Purchase
                                        Plan***
                  (f)               -   Not applicable
                  (g)               -   Investment Advisory and Management
                                        Agreement with the Manager***
                  (h)      (1)      -   Form of Dealer Manager Agreement****
                           (2)      -   Form of Soliciting Dealer Agreement****
                           (3)      -   Form of Selling Group Agreement****
                  (i)               -   Not applicable

                  (j)      (1)      -   Custody Agreement***
                           (2)      -   Domestic Custody Agreement***
                  (k)      (1)      -   Agreement for Stock Transfer Services***
                           (2)      -   Administration Agreement***
                           (3)      -   Agreement for Shareholder Services in
                                        Japan***
                           (4)      -   Agreement for Dividend Paying Services
                                        in Japan***
                           (5)      -   Agreement for Commissions for
                                        Shareholder and Dividend Paying
                                        Services in Japan***
                  (l)      (1)      -   Opinion and Consent of Rogers &
                                        Wells****
                           (2)      -   Opinion and Consent of Piper &
                                        Marbury L.L.P.****
                  (m)               -   Not applicable
                  (n)               -   Consent of Independent Accountants****
                  (o)               -   Not applicable
                  (p)               -   Not applicable
                  (q)               -   Not applicable
                  (r)               -   Not applicable




* Incorporated by reference to the Fund's Registration Statement on Form N-2 (File Nos. 33-76014; 811-8388) filed on March 2, 1994.
** Incorporated by reference to Pre-Effective Amendment No. 1 to the Fund's Registration
         Statement on Form N-2 (File Nos. 33-76014; 811-8388) filed on June 27, 1994.
*** Incorporated by reference to Pre-Effective Amendment No. 2 to the Fund's Registration Statement on Form N-2 (File Nos. 33-76014; 811-8388) filed on July 25, 1994.
****     Previously filed.
***** Previously filed as an Exhibit to the Registrants Registration Statement filed on A pril 16, 1996 (file No. 333-1597).
+        Filed herewith.

                                   SIGNATURES


         Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York, on the 27th day of August, 1998.

                                     MORGAN STANLEY ASIA-PACIFIC FUND, INC.


                                     By:_________________________________
                                                    Stefanie V. Chang
                                                      Vice President

                                INDEX TO EXHIBITS
                                                                  Sequentially
      Exhibit                                                       Numbered
      Number                     Exhibit                              Page
      --------                   -------                          ------------

      2(b)           -      Amended and Restated By Laws

                                               EXHIBIT 2(B)

                  MORGAN STANLEY ASIA-PACIFIC FUND, INC.

                        A Maryland corporation

                     AMENDED AND RESTATED BY-LAWS



                            June 24, 1998

                        TABLE OF CONTENTS


ARTICLE I      Stockholders. . . . . . . . . . . . . . . . . .  1

Section 1.1.   Place of Meeting. . . . . . . . . . . . . . . .  1
Section 1.2.   Annual Meetings . . . . . . . . . . . . . . . .  1
Section 1.3.   Special Meetings. . . . . . . . . . . . . . . .  1
Section 1.4.   Notice of Meetings of Stockholders. . . . . . .  2
Section 1.5.   Record Dates. . . . . . . . . . . . . . . . . .  2
Section 1.6.   Quorum; Adjournment of Meetings . . . . . . . .  3
Section 1.7.   Voting and Inspectors . . . . . . . . . . . . .  4
Section 1.8.   Conduct of Stockholders' Meetings . . . . . . .  5
Section 1.9.   Concerning Validity of Proxies, Ballots, etc. .  5
Section 1.10.  Action Without Meeting. . . . . . . . . . . . .  5
Section 1.11.  Advance Notice of Stockholder Nominees
               for Director and Other Stockholder Proposals. .  6

ARTICLE II     Board of Directors. . . . . . . . . . . . . . . 11

Section 2.1.   Function of Directors . . . . . . . . . . . . . 11
Section 2.2.   Number of Directors . . . . . . . . . . . . . . 11
Section 2.3.   Classes of Directors; Term of Directors.. . . . 11
Section 2.4.   Vacancies . . . . . . . . . . . . . . . . . . . 12
Section 2.5.   Increase or Decrease in Number of Directors . . 12
Section 2.6.   Place of Meeting. . . . . . . . . . . . . . . . 12
Section 2.7.   Regular Meetings. . . . . . . . . . . . . . . . 13
Section 2.8.   Special Meetings. . . . . . . . . . . . . . . . 13
Section 2.9.   Notices . . . . . . . . . . . . . . . . . . . . 13
Section 2.10.  Quorum. . . . . . . . . . . . . . . . . . . . . 13
Section 2.11.  Executive Committee . . . . . . . . . . . . . . 14
Section 2.12.  Other Committees. . . . . . . . . . . . . . . . 14
Section 2.13.  Telephone Meetings. . . . . . . . . . . . . . . 15
Section 2.14.  Action Without a Meeting. . . . . . . . . . . . 15
Section 2.15.  Compensation of Directors . . . . . . . . . . . 15
Section 2.16.  Selection and Nomination of Non-Interested
               Directors . . . . . . . . . . . . . . . . . . . 16

ARTICLE III    Officers. . . . . . . . . . . . . . . . . . . . 16

Section 3.1.   Executive Officers. . . . . . . . . . . . . . . 16
Section 3.2.   Term of Office. . . . . . . . . . . . . . . . . 17
Section 3.3.   Powers and Duties . . . . . . . . . . . . . . . 17
Section 3.4.   Surety Bonds. . . . . . . . . . . . . . . . . . 17

ARTICLE IV     Capital Stock . . . . . . . . . . . . . . . . . 18

Section 4.1.   Certificates for Shares . . . . . . . . . . . . 18
Section 4.2.   Transfer of Shares. . . . . . . . . . . . . . . 18
Section 4.3.   Stock Ledgers . . . . . . . . . . . . . . . . . 18
Section 4.4.   Transfer Agents and Registrars. . . . . . . . . 18
Section 4.5.   Lost, Stolen or Destroyed Certificates. . . . . 19

ARTICLE V      Corporate Seal; Location of Offices;
               Books; Net Asset Value. . . . . . . . . . . . . 19

Section 5.1.   Corporate Seal. . . . . . . . . . . . . . . . . 19
Section 5.2.   Location of Offices . . . . . . . . . . . . . . 20
Section 5.3.   Books and Records . . . . . . . . . . . . . . . 20
Section 5.4.   Annual Statement of Affairs . . . . . . . . . . 20
Section 5.5.   Net Asset Value . . . . . . . . . . . . . . . . 20

ARTICLE VI     Fiscal Year and Accountant. . . . . . . . . . . 21

Section 6.1.   Fiscal Year . . . . . . . . . . . . . . . . . . 21
Section 6.2.   Accountant. . . . . . . . . . . . . . . . . . . 21

ARTICLE VII    Indemnification and Insurance . . . . . . . . . 21

Section 7.1.   General . . . . . . . . . . . . . . . . . . . . 21
Section 7.2.   Indemnification of Directors and Officers . . . 21
Section 7.3.   Insurance . . . . . . . . . . . . . . . . . . . 23

ARTICLE VIII   Custodian . . . . . . . . . . . . . . . . . . . 23

ARTICLE IX     Amendment of By-Laws. . . . . . . . . . . . . . 24

                MORGAN STANLEY ASIA-PACIFIC FUND, INC.

                             By-Laws

                            As Amended

                             ARTICLE I

                           Stockholders

          Section 1.1. Place of Meeting. All meetings of the stockholders should be held at the principal office of the Corporation in the State of Maryland or at such other place within the United States as may from time to time be designated by the Board of Directors and stated in the notice of such meeting.

          Section 1.2. Annual Meetings. The annual meeting of the stockholders of the Corporation shall be held during the month of June of each year on such date and at such hour as may from time to time be designated by the Board of Directors and stated in the notice of such meeting, for the purpose of electing directors for the ensuing year and for the transaction of such other business as may properly be brought before the meeting.

          Section 1.3. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board, the President, or a majority of the Board of Directors. Special meetings of stockholders shall also be called by the Secretary upon receipt of the request in writing signed by stockholders holding not less than 25% of the votes entitled to be cast thereat. Such request shall state the purpose or purposes of the proposed meeting and the matters proposed to be acted on at such proposed meeting. The Secretary shall inform such stockholders of the reasonably estimated costs of preparing and mailing such notice of meeting and upon payment to the Corporation of such costs, the Secretary shall give notice as required in this Article to all stockholders entitled to notice of such meeting. No special meeting of stockholders need be called upon the request of the holders of common stock entitled to cast less than a majority of all votes entitled to be cast at such meeting to consider any matter which is substantially the same as a matter voted upon at any special meeting of stockholders held during the preceding twelve months.

          Section 1.4. Notice of Meetings of Stockholders. Not less than ten days' and not more than ninety days' written or printed notice of every meeting of stockholders, stating the time and place thereof (and the purpose of any special meeting), shall be given to each stockholder entitled to vote thereat and to each other stockholder entitled to notice of the meeting by leaving the same with such stockholder or at such stockholder's residence or usual place of business or by mailing it, postage prepaid, and addressed to such stockholder at such stockholder's address as it appears upon the books of the Corporation. If mailed, notice shall be deemed to be given when deposited in the mail addressed to the stockholder as aforesaid.

          No notice of the time, place or purpose of any meeting of stockholders need be given to any stockholder who attends in person or by proxy or to any stockholder who, in writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice.

          Section 1.5. Record Dates. The Board of Directors may fix, in advance, a record date for the determination of stockholders entitled to notice of or to vote at any stockholders meeting or to receive a dividend or be allotted rights or for the purpose of any other proper determination with respect to stockholders and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights or otherwise, as the case may be; provided, however, that such record date shall not be prior to ninety days preceding the date of any such meeting of stockholders, dividend payment date, date for the allotment of rights or other such action requiring the determination of a record date; and further provided that such record date shall not be prior to the close of business on the day the record date is fixed, that the transfer books shall not be closed for a period longer than 20 days, and that in the case of a meeting of stockholders, the record date or the closing of the transfer books shall not be less than ten days prior to the date fixed for such meeting.

          Section 1.6. Quorum; Adjournment of Meetings. The presence in person or by proxy of stockholders entitled to cast a majority of the votes entitled to be cast thereat shall constitute a quorum at all meetings of the stockholders, except as otherwise provided in the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the holders of a majority of the stock present in person or by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote at such meeting shall be present, to a date not more than 120 days after the original record date. At such adjourned meeting at which the requisite amount of stock entitled to vote thereat shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

          Section 1.7. Voting and Inspectors. At all meetings, stockholders of record entitled to vote thereat shall have one vote for each share of common stock standing in his name on the books of the Corporation (and such stockholders of record holding fractional shares, if any, shall have proportionate voting rights) on the date for the determination of stockholders entitled to vote at such meeting, either in person or by proxy appointed by instrument in writing subscribed by such stockholder or his duly authorized attorney.

          All elections shall be had and all questions decided by a majority of the votes cast at a duly constituted meeting, except as otherwise provided by statute or by the Articles of Incorporation or by these By-Laws.

          At any election of Directors, the Chairman of the meeting may, and upon the request of the holders of ten percent (10%) of the stock entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed such Inspector.

          Section 1.8. Conduct of Stockholders' Meetings. The meetings of the stockholders shall be presided over by the Chairman of the Board, or if he is not present, by the President, or if he is not present, by a vice-president, or if none of them is present, by a Chairman to be elected at the meeting. The Secretary of the Corporation, if present, shall act as a Secretary of such meetings, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor the Assistant Secretary is present, then the meeting shall elect its Secretary.

          Section 1.9.  Concerning Validity of Proxies, Ballots,
etc.   At every meeting of the stockholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the Secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless inspectors of election shall have been appointed by the Chairman of the meeting, in which event such inspectors of election shall decide all such questions. Unless a proxy provides otherwise, it is not valid for more than eleven months after its date.

          Section 1.10. Action Without Meeting. Any action to be taken by stockholders may be taken without a meeting if
(1) all stockholders entitled to vote on the matter consent to the action in writing, (2) all stockholders entitled to notice of the meeting but not entitled to vote at it sign a written waiver of any right to dissent and (3) said consents and waivers are filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at the meeting.

          Section 1.11.  Advance Notice of Stockholder Nominees
for Director and Other Stockholder Proposals.

          (a) The matters to be considered and brought before any annual or special meeting of stockholders of the Corporation shall be limited to only such matters, including the nomination and election of directors, as shall be brought properly before such meeting in compliance with the procedures set forth in this
Section 1.11.

          (b) For any matter to be properly before any annual meeting of stockholders, the matter must be (i) specified in the notice of annual meeting given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors or (iii) brought before the annual meeting in the manner specified in this
Section 1.11 by a stockholder of record or a stockholder (a "Nominee Holder") that holds voting securities entitled to vote at meetings of stockholders through a nominee or "street name" holder of record and can demonstrate to the Corporation such indirect ownership and such Nominee Holder's entitlement to vote such securities. In addition to any other requirements under applicable law and the Certificate of Incorporation and By-Laws of the Corporation, persons nominated by stockholders for election as directors of the Corporation and any other proposals by stockholders shall be properly brought before the meeting only if notice of any such matter to be presented by a stockholder at such meeting of stockholders (the "Stockholder Notice") shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not less than 60 nor more than 90 days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, that, if and only if the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date (an annual meeting date outside such period being referred to herein as an "Other Annual Meeting Date"), such Stockholder Notice shall be given in the manner provided herein by the later of the close of business on
(i) the date 60 days prior to such Other Annual Meeting Date or
(ii) the 10th day following the date such Other Annual Meeting Date is first publicly announced or disclosed. Any stockholder desiring to nominate any person or persons (as the case may be) for election as a director or directors of the Corporation shall deliver, as part of such Stockholder Notice: (i) a statement in writing setting forth (A) the name of the person or persons to be nominated, (B) the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by each such person, as reported to such stockholder by such nominee(s), (C) the information regarding each such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K or paragraph (b) of Item 22 of Rule 14a-101 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation or rule subsequently adopted by the Securities and Exchange Commission applicable to the Corporation), (D) whether such stockholder believes any nominee will be an "interested person" of the Corporation (as defined in the Investment Company Act of 1940, as amended), and, if not an "interested person", information regarding each nominee that will be sufficient for the Corporation to make such determination, and (E) the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by such stockholder; (ii) each such person's signed consent to serve as a director of the Corporation if elected, such stockholder's name and address; and (iii) in the case of a Nominee Holder, evidence establishing such Nominee Holder's indirect ownership of, and entitlement to vote, securities at the meeting of stockholders. Any stockholder who gives a Stockholder Notice of any matter proposed to be brought before the meeting (not involving nominees for director) shall deliver, as part of such Stockholder Notice, the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder's name and address, the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by such stockholder, if applicable, any material interest of such stockholder in the matter proposed (other than as a stockholder) and, in the case of a Nominee Holder, evidence establishing such Nominee Holder's indirect ownership of, and entitlement to vote, securities at the meeting of stockholders. As used herein, shares "beneficially owned" shall mean all shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act.

          Notwithstanding anything in this Section 1.11 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and either all of the nominees for director or the size of the increased Board of Directors are not publicly announced or disclosed by the Corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a Stockholder Notice shall also be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the 10th day following the first date all of such nominees or the size of the increased Board of Directors shall have been publicly announced or disclosed.

          (c) Only such matters shall be properly brought before a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the Stockholder Notice required by clause (b) of this Section 1.11 hereof shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the 10th day following the day on which the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is publicly announced or disclosed.

          (d) For purposes of this Section 1.11, a matter shall be deemed to have been "publicly announced or disclosed" if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

          (e) In no event shall the adjournment of an annual meeting, or any announcement thereof, commence a new period for the giving of notice as provided in this Section 1.11. This
Section 1.11 shall not apply to stockholder proposals made pursuant to Rule 14a-8 under the Exchange Act.

          (f)  The person presiding at any meeting of
stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this Section 1.11 and, if not so given, shall direct and declare at the meeting that such nominees and other matters shall not be considered.


                          ARTICLE II

                     Board of Directors

          Section 2.1. Function of Directors. The business and affairs of the Corporation shall be conducted and managed under the direction of its Board of Directors. All powers of the Corporation shall be exercised by or under authority of the Board of Directors except as conferred on or reserved to the stockholders by statute.

          Section 2.2. Number of Directors. The Board of Directors shall consist of not more than fourteen Directors nor less than such number of Directors as may be permitted under Maryland law, as may be determined from time to time by vote of a majority of the Directors then in office. Directors need not be stockholders.

          Section 2.3. Classes of Directors; Term of Directors. The Directors shall be divided into three classes, designated Class I, Class II and Class III. All classes shall be as nearly equal in number as possible. The Directors as initially classified shall hold office for terms as follows: the Class I Directors shall hold office until the date of the annual meeting of stockholders in 1996 or until their successors shall be elected and qualified; the Class II Directors shall hold office until the date of the annual meeting of stockholders in 1997 or until their successors shall be elected and qualified; and the Class III Directors shall hold office until the date of the annual meeting of stockholders in 1998 or until their successors shall be elected and qualified. Upon expiration of the term of office of each class as set forth above, the Directors in each such class shall be elected for a term of three years to succeed the Directors whose terms of office expire. Each Director shall hold office until the expiration of his term and until his successor shall have been elected and qualified, or until his death, or until he shall have resigned, or until December 31 of the year in which he shall have reached seventy-three years of age, or until he shall have been removed as provided by Statute or the Articles of Incorporation.

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          Section 2.4.  Vacancies.  In case of any vacancy in the
Board of Directors through death, resignation or other cause, other than an increase in the number of Directors, subject to the provisions of law, a majority of the remaining Directors, although a majority is less than a quorum, by an affirmative vote, may elect a successor to hold office until the next annual meeting of stockholders or until his successor is chosen and qualified.

          Section 2.5. Increase or Decrease in Number of Directors. The Board of Directors, by the vote of a majority of the entire Board, may increase the number of Directors and may elect Directors to fill the vacancies created by any such increase in the number of Directors until the next annual meeting of stockholders or until their successors are duly chosen and qualified. The Board of Directors, by the vote of a majority of the entire Board, may likewise decrease the number of Directors to a number not less than that permitted by law.

          Section 2.6. Place of Meeting. The Directors may hold their meetings within or outside the State of Maryland, at any office or offices of the Corporation or at any other place as they may from time to time determine.

          Section 2.7. Regular Meetings.  Regular meetings of the
Board of Directors shall be held at such time and on such notice as the Directors may from time to time determine.

          The annual meeting of the Board of Directors shall be held as soon as practicable after the annual meeting of the stockholders for the election of Directors.

          Section 2.8. Special Meetings. Special meetings of the Board of Directors may be held from time to time upon call of the Chairman of the Board, the President, the Secretary or two or more of the Directors, by oral or telegraphic or written notice duly served on or sent or mailed to each Director not less than one day before such meeting.

          Section 2.9. Notices. Unless required by statute or otherwise determined by resolution of the Board of Directors in accordance with these By-laws, notices to Directors need not be in writing and need not state the business to be transacted at or the purpose of any meeting, and no notice need be given to any Director who is present in person or to any Director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Waivers of notice need not state the purpose or purposes of such meeting.

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          Section 2.10. Quorum.  One-third of the Directors then
in office shall constitute a quorum for the transaction of business, provided that if there is more than one Director, a quorum shall in no case be less than two Directors. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. The act of the majority of the Directors present at any meeting at which there is a quorum shall be the act of the Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these By-Laws.

          Section 2.11. Executive Committee. The Board of Directors may appoint from the Directors an Executive Committee to consist of such number of Directors (not less than two) as the Board may from time to time determine. The Chairman of the Committee shall be elected by the Board of Directors. The Board of Directors shall have power at any time to change the members of such Committee and may fill vacancies in the Committee by election from the Directors. When the Board of Directors is not in session, to the extent permitted by law, the Executive Committee shall have and may exercise any or all of the powers of the Board of Directors in the management and conduct of the business and affairs of the Corporation. The Executive Committee may fix its own rules of procedure, and may meet when and as provided by such rules or by resolution of the Board of Directors, but in every case the presence of a majority shall be necessary to constitute a quorum. During the absence of a member of the Executive Committee, the remaining members may appoint a member of the Board of Directors to act in his place.

          Section 2.12. Other Committees. The Board of Directors may appoint from the Directors other committees which shall in each case consist of such number of Directors (not less than two) and shall have and may exercise such powers as the Board may determine in the resolution appointing them. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the members and powers of any such committee, to fill vacancies and to discharge any such committee.

          Section 2.13. Telephone Meetings. Members of the Board of Directors or a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means, subject to the provisions of the Investment Company Act of 1940, as amended, constitutes presence in person at the meeting.

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


          Section 2.14. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or such committee.

          Section 2.15. Compensation of Directors. No Director shall receive any stated salary or fees from the Corporation for his services as such if such Director is, otherwise than by reason of being such Director, an interested person (as such term is defined by the Investment Company Act of 1940, as amended) of the Corporation or of its investment manager or principal underwriter. Except as provided in the preceding sentence, Directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be voted by the Board of Directors.

          Section 2.16. Selection and Nomination of Non-Interested Directors. Subject to approval by a majority of the directors of the Corporation, the directors of the Corporation who are not interested persons of the Corporation (as that term is defined in the Investment Company Act of 1940, as amended) shall select and nominate the directors of the Corporation who are not interested persons of the Corporation.

                       ARTICLE III

                         Officers

          Section 3.1. Executive Officers. The executive officers of the Corporation shall be chosen by the Board of Directors. These may include a Chairman of the Board of Directors (who shall be a Director) and shall include a President, a Secretary and a Treasurer. The Board of Directors or the Executive Committee may also in its discretion appoint one or more Vice-Presidents, Assistant Secretaries, Assistant Treasurers and other officers, agents and employees, who shall have such authority and perform such duties as the Board of Directors or the Executive Committee may determine. The Board of Directors may fill any vacancy which may occur in any office.
Any two offices, except those of President and Vice-President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or these By-Laws to be executed, acknowledged or verified by two or more officers.

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          Section 3.2.  Term of Office.  The term of office of
all officers shall be one year and until their respective successors are chosen and qualified. Any officer may be removed from office at any time with or without cause by the vote of a majority of the whole Board of Directors. Any officer may resign his office at any time by delivering a written resignation to the Corporation and, unless otherwise specified therein, such resignation shall take effect upon delivery.

          Section 3.3. Powers and Duties. The officers of the Corporation shall have such powers and duties as shall be stated in a resolution of the Board of Directors, or the Executive Committee and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors and the Executive Committee.

          Section 3.4. Surety Bonds. The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his hands.


                       ARTICLE IV

                      Capital Stock

          Section 4.1.  Certificates for Shares.  Each
stockholder of the Corporation shall be entitled to a certificate or certificates for the full number of shares of stock of the Corporation owned by him in such form as the Board may from time to time prescribe.

          Section 4.2. Transfer of Shares. Shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney or legal representative, upon surrender and cancellation of certificates, if any, for the same number of shares, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require; in the case of shares not represented by certificates, the same or similar requirements may be imposed by the Board of Directors.

          Section 4.3. Stock Ledgers. The stock ledgers of the Corporation, containing the names and addresses of the stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or, if the Corporation employs a Transfer Agent, at the offices of the Transfer Agent of the Corporation.

          Section 4.4. Transfer Agents and Registrars. The Board of Directors may from time to time appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made, all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.

          Section 4.5. Lost, Stolen or Destroyed Certificates. The Board of Directors or the Executive Committee or any officer or agent authorized by the Board of Directors or Executive Committee may determine the conditions upon which a new certificate of stock of the Corporation of any class may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in its discretion, require the owner of such certificate or such owner's legal representative to give bond, with sufficient surety, to the Corporation and each Transfer Agent, if any, to indemnify it and each such Transfer Agent against any and all loss or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

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                          ARTICLE V

                  Corporate Seal; Location of
                Offices; Books; Net Asset Value

          Section 5.1. Corporate Seal. The Board of Directors may provide for a suitable corporate seal, in such form and bearing such inscriptions as it may determine. Any officer or director shall have the authority to affix the corporate seal. If the Corporation is required to place its corporate seal to a document, it shall be sufficient to place the word "(seal)" adjacent to the signature of the authorized officer of the Corporation signing the document.

          Section 5.2. Location of Offices. The Corporation shall have a principal office in the State of Maryland. The Corporation may, in addition, establish and maintain such other offices as the Board of Directors or any officer may, from time to time, determine.

          Section 5.3. Books and Records. The books and records of the Corporation shall be kept at the places, within or without the State of Maryland, as the directors or any officer may determine; provided, however, that the original or a certified copy of the by-laws, including any amendments to them, shall be kept at the Corporation's principal executive office.


          Section 5.4. Annual Statement of Affairs. The President or any other executive officer of the Corporation shall prepare annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs should be submitted at the annual meeting of stockholders and, within 20 days of the meeting, placed on file at the Corporation's principal office.

          Section 5.5.  Net Asset Value.  The value of the
Corporation's net assets shall be determined at such times and by such method as shall be established from time to time by the Board of Directors.

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                          ARTICLE VI

                 Fiscal Year and Accountant

          Section 6.1.  Fiscal Year.  The fiscal year of the
Corporation, unless otherwise fixed by resolution of the Board of Directors, shall begin on the first day of January and shall end on the last day of December in each year.

          Section 6.2. Accountant. The Corporation shall employ an independent public accountant or a firm of independent public accountants as its Accountant to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The employment of the Accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any stockholders' meeting called for that purpose.

                       ARTICLE VII

              Indemnification and Insurance

          Section 7.1. General. The Corporation shall indemnify directors, officers, employees and agents of the Corporation against judgments, fines, settlements and expenses to the fullest extent authorized and in the manner permitted, by applicable federal and state law.

          Section 7.2. Indemnification of Directors and Officers. The Corporation shall indemnify to the fullest extent permitted by law (including the Investment Company Act of 1940, as amended) as currently in effect or as the same may hereafter be amended, any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Corporation or serves or served at the request of the Corporation any other enterprise as a director or officer. To the fullest extent permitted by law (including the Investment Company Act of 1940, as amended) as currently in effect or as the same may hereafter be amended, expenses incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this Article VII shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer as provided above. No amendment of this
Article VII shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this Article VII, the term "Corporation" shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprises" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

          Section 7.3. Insurance. Subject to the provisions of the Investment Company Act of 1940, as amended, the Corporation, directly, through third parties or through affiliates of the Corporation, may purchase, or provide through a trust fund, letter of credit or surety bond insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or who, while a Director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a Director, officer, employee, partner, trustee or agent of another foreign or domestic corporation, partnership joint venture, trust or other enterprise against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Corporation would have the power to indemnify such person against such liability.

                        ARTICLE VIII

                         Custodian

          The Corporation shall have as custodian or custodians one or more trust companies or banks of good standing, foreign or domestic, as may be designated by the Board of Directors, subject to the provisions of the Investment Company Act of 1940, as amended, and other applicable laws and regulations; and the funds and securities held by the Corporation shall be kept in the custody of one or more such custodians, provided such custodian or custodians can be found ready and willing to act, and further provided that the Corporation and/or the Custodians may employ such subcustodians as the Board of Directors may approve and as shall be permitted by law.

                          ARTICLE IX

                      Amendment of By-Laws

          The By-Laws of the Corporation may be altered, amended, added to or repealed only by majority vote of the entire Board of Directors.




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